Exhibit (h)(iii) under Form N-1A

                                              Exhibit 10 under Item 601/Reg. S-K



                  ADMINISTRATIVE OR OPERATIONAL AGENCY SERVICES

                                  FEE SCHEDULE






Hub Portfolios .........................................               3.5 basis
points per Hub


(minimum fee of $60,000 per Hub)





Domestic Spokes



First $200 million                                              6.5 basis points
per Spoke


(minimum fee of $75,000 per Spoke)



Assets over $200 million                                       5.25 basis points
per Spoke


(minimum fee of $75,000 per Spoke)





Offshore Spokes                                                      2.5 basis
points per Spoke


(minimum fee of $35,000 per Spoke)





The minimum fee per Hub and Spoke cluster (Hub with two Spokes, three classes of shares on each domestic Spoke) for the first year of the contract will be $75,000. The minimum fee per Hub and Spoke cluster in the second year of the contract will be $125,000. The minimum fee is payable by the Hub with respect to each Hub and Spoke cluster.



                                       DEUTSCHE FUNDS, INC.



                                       By:/s/ Brian A. Lee

                                       Name:  Brian A. Lee

                                       Title:  President



                                       FEDERATED SERVICES COMPANY



                                       By:/s/ Thomas J. Ward

                                       Name:  Thomas J. Ward

                                       Title:  Senior Vice President



As revised,  July 31, 1998